UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2007 (April 18, 2007)

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 18, 2007, ZAP (the “Company”) accepted a purchase order from the Electric Vehicle Company, LLC (“EVC”) for 10,000 of its Xebra 2007 model year electric vehicles. The purchase order requests 6,000 sedans and 4,000 trucks The total amount of the order is $79.1 million with a dealer acquisition  cost  ranging from $7,500 to $8,200 depending on the equipment included with the vehicle.  If the entire order is fulfilled within one year, an amount equal to 8% of the total price will be granted to EVC. This rebate maybe extended by ZAP depending on the delivery schedule of the vehicles. The order is also subject to meeting performance criteria of EVC.

EVC is funded by two hedge funds, Diversified Equity Funding ,LP and Diversified Strategies Fund,LLC  both of which have an investment interest in ZAP.  Larry Spatz, the CEO of EVC has also entered into a consulting agreement with ZAP, to provide consulting services, to assist ZAP with marketing, sales and public relations, for up to one year.

A copy of the Company’s press release relating to the items described above is attached as Exhibit 99.1.

 Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: April 26, 2007	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer